EXHIBIT 32
CERTIFICATION
Pursuant to 18 U.S.C. (S) 1350, the undersigned officers of MSA Safety Incorporated (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 29, 2020	/s/ Nishan J. Vartanian
Nishan J. Vartanian
President and Chief Executive Officer

/s/ Kenneth D. Krause
Kenneth D. Krause
Sr. Vice President, Chief Financial Officer and Treasurer